POWER OF ATTORNEY



	The undersigned, an executive officer of The Southern Company, hereby makes, constitutes, and appoints Patricia L. Roberts my agent and attorney-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the
Securities and Exchange Commission Initial Statement of Beneficial Ownership of
Securities, Statement of Changes in Beneficial Ownership, and Annual Statement
of Changes in Beneficial Ownership, on Forms 3, 4, and 5, respectively, and any appropriate amendment or amendments thereto.

	This power of attorney shall remain in effect until my obligation to file the aforementioned reports as an executive officer of The Southern Company ceases, unless
earlier revoked by me by written document delivered to the Assistant Secretary of The
Southern Company.

	Signed this 2nd day of September, 2008.





  Anthony J. Topazi